Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contact: Joele Frank
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449 x 107
jfrank@joelefrank.com

ARTHROCARE ANNOUNCES EXPANSION OF PERIODS COVERED BY
RESTATEMENT OF FINANCIAL STATEMENTS AND WITHDRAWAL OF
PREVIOUSLY DISCLOSED ANTICIPATED ADJUSTMENTS; MANAGEMENT
CHANGES; SUBPOENAS FOR PRODUCTION OF DOCUMENTS

AUSTIN, TEXAS — December 19, 2008 — ArthroCare Corp. (NASDAQ: ARTC) announced today that it will expand the periods covered by the previously announced restatement of its financial statements, and that it has withdrawn its estimates of the ranges of the effects of the restatement, which were previously announced on July 21, 2008.   The Company also announced certain facts identified in the review of the Company’s internal controls being conducted under the supervision of the Audit Committee of the Board of Directors (the “Review”) as well as matters identified by management as part of the restatement process.  In addition, the Company announced the resignation of three officers of the Company, including two executive officers, as well as other management changes.  Finally, the Company announced the receipt of two subpoenas for the production of documents relating to DiscoCare, Inc. (“DiscoCare”).

While the Review is not complete, the Audit Committee has identified facts indicating that there were accounting errors and possible irregularities, which are now being considered as part of the restatement.  Substantially all of these facts relate to the manner in which the Company recognized revenue on (a) sales to certain of the Company’s distributors, sales agents and customers and (b) other sales programs, during the period from fiscal 2005 through fiscal 2008.  These transactions involved distributors, customers or programs in the Company’s Spine, Sports Medicine, and Ear, Nose, and Throat (“ENT”) business units.  The transactions that were improperly accounted for were primarily quarter-end transactions and were frequently structured in an effort to meet revenue forecasts.

Facts identified in the Review indicate that actions employed by senior sales management, including the Senior Vice President of the Strategic Business Units (John Raffle) and the former Senior Vice President and General Manager of the Spine Unit (David Applegate), primarily led to the accounting errors and possible irregularities now being considered as part of the Company’s financial restatement.  Those actions included failing to communicate and/or withholding key information and practices bearing on revenue recognition and other accounting issues to the Company’s accounting staff or the Company’s independent registered public accounting firm.

As a result of the facts identified in the Review to date, three officers, including two executive officers, have resigned.  Michael Gluk, Senior Vice President and Chief Financial Officer; John Raffle, Senior Vice President, Strategic Business Units; and David Applegate, former Senior Vice President and General Manager, Spine, have resigned effective immediately.  The Company is currently negotiating separation agreements with these individuals that may include separation payments and limited benefits in exchange for their entry into release of claims agreements.  It is anticipated that Mr. Raffle will be offered a consulting agreement with respect to an ongoing intellectual property litigation matter.

The Review also identified facts that suggest that the Company had deficiencies, some of which constituted material weaknesses in internal control over financial reporting, that, in part, likely led to the improper accounting for these transactions, including, but not limited to an inadequate control environment in that the Company environment appears to be overly driven by sales generation, and certain senior executives appeared to lack a significant appreciation for internal control over financial reporting and accounting principles relating to revenue recognition.  Other deficiencies in internal control over financial reporting include:  inadequate or lack of revenue recognition training for sales and sales support personnel; insufficient technical expertise in Generally Accepted Accounting Principles prior to February 2007; inadequate controls or processes for contract and purchase order review, for the checking of exceptions to the revenue recognition policies and procedures on an ongoing basis, for communication of key information bearing on revenue recognition and other accounting issues, and for the assessment of customers’ credit or appropriate credit levels; and an inadequate reporting structure, particularly with respect to the customer service and order entry functions.  While management is in the process of remediating some of these deficiencies, some of the material weaknesses may not be remediated before the restatement is completed.

In addition to the Review, management is conducting its own analysis as part of the restatement process.  This analysis has identified additional items that will require adjustments to the Company’s historical financial statements such that the restatement will now include the years ended December 31, 2000 through 2005, in addition to the previously announced years ended December 31, 2006 and 2007, and will now include all quarters in those years and the quarter ended March 31, 2008.  Management has determined that the errors identified to date by the Review and by management in its separate analysis can collectively be categorized into four areas: revenue recognition, expense reclassification, purchase price allocation and/or intangible asset impairments in connection with the Company’s acquisition of DiscoCare and foreign exchange translation.

To date the errors and/or irregularities identified involve primarily the timing of revenue recognition, including reductions in revenue due to customer return rights that previously should have prevented revenue from being recognized upon shipment, inability to demonstrate collectibility of customers’ orders upon shipment and product shipments in advance of requested delivery dates.  In addition, the sales price of products sold to certain customers cannot be considered fixed or determinable upon shipment by ArthroCare and therefore will be accounted for as sales by ArthroCare under a sell-through revenue recognition method, as opposed to a sell-in method. Under the sell-through method, revenue is not recognized until after the surgery is performed or a subsequent sale to another customer occurs.  The restatement will also correct errors relating to the classification as an offset to revenue for commissions paid by ArthroCare to certain distributors on products purchased directly by the distributor as principal and subsequently resold to third parties which were previously recorded as sales and marketing expense; the classification as an offset to revenue of distribution and marketing fees paid to certain customers previously recorded as sales and marketing expense that did not meet the criteria of Emerging Issues Task Force Issue No. 01-09: Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products).  In addition, management is assessing the purchase price allocation of the consideration paid to DiscoCare’s principal in connection with the Company’s acquisition of DiscoCare on December 31, 2007, and whether goodwill recorded in conjunction with the acquisition is impaired pursuant to Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, and Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and/or should have been recorded in whole or in part as a loss on termination of the preexisting relationship on the date of the acquisition pursuant to Emerging Issues Task Force Issue No. 04-01: Accounting for Preexisting Relationships between the Parties to a Business Combination.  Finally, management has identified a foreign currency translation error in the fourth quarter of 2006 which was identified during management's conversion to the SAP enterprise financial reporting system as well as other potential foreign exchange translation errors.

As a result of the items identified to date by the Review and management’s own analysis of the accounting matters referenced above, upon management’s recommendation, the Audit Committee determined on December 18, 2008 that the financial statements for the fiscal years ended December 31, 2000 through 2005, for each of the quarters of the fiscal years ended December 31, 2000 through 2005 and for the two quarters ended June 30, 2006 can no longer be relied upon.

On December 18, 2008, management, in consultation with Latham & Watkins, LLP, the Company’s outside counsel, and FTI Consulting, Inc., the Company’s forensic and technical accounting advisors, discussed the matters disclosed in this press release with the Audit Committee, and the Audit Committee and management discussed these matters with Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.  The Company will file its restated financial statements as soon as practicable following the completion of the Review.

Management is assessing the effect of the restatement on the Company’s internal control over financial reporting and its disclosure controls and procedures. This assessment includes the deficiencies in internal control over financial reporting discussed above.  Management will not reach a final conclusion on the restatement’s effect on internal control over financial reporting or disclosure controls and procedures until completion of the restatement.

The Audit Committee, upon a recommendation from management, has determined that the ranges previously provided for the anticipated impact of the restatement for the two quarters ended December 31, 2006, for the year ended December 31, 2007 and for the quarter ended March 31, 2008 no longer represent management’s best estimates.  In view of the ongoing restatement process and the scope and nature of the items being restated over a multi-year period, management is not providing ranges for the anticipated impact of the restatement for any of the periods that are being restated.  Management also believes the estimate previously provided in the Company’s filing on Form 12b-25, dated August 12, 2008, for revenue for the second quarter of 2008 no longer represents management’s best estimate.

Other Changes in Management

The Company announced the promotions of James Pacek to the position of Senior Vice President, Strategic Business Units; Sten Dahlborg to the position of Senior Vice President and President, International; Richard Rew to the position of Senior Vice President and General Counsel; Michael Moehring to the position of Vice President and General Manager, Spine; and Brian Simmons to the position of Vice President, Finance and Chief Accounting Officer.  In connection with their promotions, Messrs. Rew and Pacek will each enter into a Senior Vice President continuity agreement with the Company.  The Company is conducting a search for an interim Chief Financial Officer.

Changes in Operations

In addition, management has made operational changes, including changes related to the Company’s DiscoCare subsidiary.  Among these changes, management has: (1) discontinued the practice of providing devices at no charge in exchange for a letter of protection in personal injury cases; (2) is eliminating the DiscoCare business development group, which primarily focused on the letter of protection aspect of the business; and (3) begun the process of closing DiscoCare’s facility in Florida.

Subpoenas for Production of Documents

The Company and its DiscoCare subsidiary have each received grand jury subpoenas issued by the United States Attorney for the Southern District of Florida requesting documents largely related to DiscoCare's operations before and after the Company's acquisition of DiscoCare.  The Company intends to cooperate with the investigation.

ABOUT ARTHROCARE

Founded in 1993, ArthroCare Corp. (www.arthrocare.com) is a highly innovative, multi-business medical device company that develops, manufactures and markets minimally invasive surgical products. With these products, ArthroCare targets a multi-billion dollar market opportunity across several medical specialties, significantly improving existing surgical procedures and enabling new, minimally invasive procedures. Many of ArthroCare’s products are based on its patented Coblation technology, which uses low-temperature radiofrequency energy to gently and precisely dissolve rather than burn soft tissue — minimizing damage to healthy tissue. Used in more than four million surgeries worldwide, Coblation-based devices have been developed and marketed for sports medicine; spine/neurologic; ENT; cosmetic; urologic and gynecologic procedures. ArthroCare also has added a number of novel technologies to its portfolio, including Opus Medical sports medicine, Parallax spine and Applied Therapeutics ENT products, to complement Coblation within key indications.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information provided in this press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Statements that are not historical facts are forward-looking statements. These statements are based on beliefs and assumptions by management, and on information currently available to management. Forward-looking statements speak only as of the date they are made, and ArthroCare undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Examples of these factors include, but are not limited to: unanticipated accounting issues or audit issues regarding the financial data for the periods being restated; the identification of additional accounting errors in the periods being restated or other periods; a change in the timing of recognition of revenue for the periods being restated; a change in the period in which an impairment charge, if any, is recognized; additional personnel changes; additional changes in business operations; the identification of additional deficiencies and/or material weaknesses in internal control over financial reporting; the ability of the Company and its independent registered public accounting firm to confirm information or data identified in the Review and in the management analysis; unanticipated issues regarding the Review that prevent or delay the Company’s independent registered public auditing firm from relying upon the Review or that require additional efforts, documentation, procedures, review or investigation; the Company’s ability to design or improve internal controls to address issues detected in the Review or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of the Review, legal compliance matters or internal controls, improvement and remediation; difficulties in controlling expenses, including costs of the Review, legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to meet the deadlines in the conditional decision of the Nasdaq Listing Qualifications Panel to grant the Company’s request for continued listing on The Nasdaq Global Select Market; the Company’s ability to become current in its SEC periodic reporting requirements; the outcome of pending litigation, including any litigation relating to the grand jury subpoenas relating to DiscoCare; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; the reactions of the marketplace to the foregoing; and other risks and uncertainties discussed more fully in the Company’s SEC filings, including those discussed under Item 1A. “Risk Factors” in its Form 10-K for the fiscal year ended December 31, 2007.